                                                                   EXHIBIT 10.12
                      EXCLUSIVE DISTRIBUTORSHIP AGREEMENT
                      -----------------------------------

     THIS AGREEMENT made as of November 12, 1997 to take effect as of December 1, 1997 as specified herein, by and between RITA Medical Systems, lnc. (and its successors and assigns, the "Seller"), a California corporation having its principal office at 967 North Shoreline Boulevard, Mountain View, California 94043, NISSHO IWAI CORPORATION ("Distributor"), a Japanese corporation having its primary office at 4-5 Akasaka 2-chome, Minato-ku, Tokyo 107, and NISSHO IWAI AMERICAN CORPORATION ("Distributor Agent"), a New York corporation with an office at 44 Montgomery Street Suite 2150, San Francisco, California 94104-4375 (the Distributor and Distributor Agent shall be referred to collectively as "Distributors").

                                  WITNESSETH
                                  ----------

     WHEREAS, Seller has been engaged in the manufacture and marketing of the Products (as hereinafter defined) and desires to expand the sale of same;

     WHEREAS, among other things, Distributors are collectively engaged in exporting, distributing and marketing various products in Japan; and

     WHEREAS, Distributors desire to act as, and Seller desires to appoint Distributors as the sole and exclusive distributors of the Products in the Territory (as hereinafter defined).

     NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1. DEFINITIONS
----------------------
     The following words shall have the following meanings when used in this
Agreement:

     1.1 "Acquisition Closing Date" shall mean the date on which control of the Seller transfers to another individual or entity in accordance with the acquisition agreement entered into between the Seller and such acquiring individual or entity.

     1.2  "Agreement" shall mean this agreement and any amendments hereto.

     1.3 "Delivery Point" shall mean F.0.B. Seller's manufacturing site which is currently located at Mountain View, California, or such other location as may be agreed to in writing from time to time.

     1.4 "Individual Contract" shall mean a Purchase Order for the Products issued by Distributor Agent and accepted by Seller as provided herein.

     1.5 "Equipment" shall mean minimally-invasive surgical ablation systems for the treatment of solid organ tumors consisting of RF Generators, Electrodes and associated equipment described in Exhibit A and as may be added or modified in accordance with this Agreement.

     1.6 "End-Customer" shall mean ultimate purchaser or user of the Products, i.e., medical practitioner, hospital and medical facilities.

     1.7 "In-Country Caretaker Period" shall mean the period from December 1, 1997 to the day before the Investment Date.

     1.8 "Investment Date" shall mean the date when Distributors remit the funds for investment in Seller pursuant to letter of intent described in Article 2.1.

     1.9 "Marks" shall mean all trademarks, tradenames, emblems, designs, patents and other intellectual property utilized in connection with the Products and identified in Exhibit C annexed hereto and any abbreviation or modification thereof.

     1.10 "MHW" shall mean the Japanese Ministry of Health and Welfare.

     1.11 "MHW Product Approval" shall mean the MHW approval, in whatever form, for the importation and distribution of Product pursuant to a "me too" or a "new medical product" application.

     1.12 "Minimum Purchase Target" shall mean the minimum target quantity of Equipment for purchase each Sales Year by Distributors as provided in Exhibit B.

     1.13 "Parts" shall mean replacement parts for, or components of, the Equipment.

     1.14 "Product(s)" shall mean, as applicable, the Equipment and/or Parts and/or other products as provided in Article 4 herein.

     1.15 "Purchase Order" shall mean Distributor Agent's standard form purchase order prevailing from time to time.

     1.16 "Purchaser(s)" shall mean intermediate purchasers of the Products.

     1.17 "Sales Year" shall mean each successive one-year period with the first such one year period commencing the first day of the third full month following the month in which the Distributor obtains initial MHW Product Approval.

     1.18 "Sub-Distributor" shall mean the sub-distributor to the Distributor as identified in Article 5 herein.

     1.19  "Territory" shall mean Japan.

ARTICLE 2. APPOINTMENT: REPRESENTATIONS
---------------------------------------

     2.1 Seller hereby appoints Distributors, and Distributors accept the appointment, as Seller's sole and exclusive distributor for the sale and distribution of the Products for and in the Territory as of the Investment Date. subject to the investment requirement defined below. Further, seller appoints Distributors, and Distributors agree, to act as its in-country caretaker during the In-country Caretaker Period, provided that Distributors rights and obligations during this period shall be limited to (a) Product testing, and (b) preparation of application to obtain MHW Product Approval, and (c) receipt of the termination fee in accordance with Article 13. In no event shall Distributor file the MHW Product Approval application with the MHW until after the Investment Date. It is the desire of the Distributors to make an investment in the Seller, as more fully described in a letter of intent of even date herewith, subject to the terms and conditions therein. If this investment is not made by the close of business on January 15, 1998, this Agreement shall terminate, unless extended by mutual written agreement.

     2.2 During the term of this Agreement, except as stated herein, Seller shall not directly or indirectly (i) sell, distribute, market, lease or otherwise make available the Products within the Territory except through Distributors or (ii) grant a license to anyone other than Distributors for the manufacture and/or sale of the Products within the Territory. Seller shall take all commercially reasonable steps to prevent shipment (or trans-shipment) of any Products by or on behalf of others into the Territory.

     2.3 During the term of this Agreement, Distributors and Sub-Distributors shall not sell, market or service in the Territory any device which are similar to or competitive with those Products and which are handled by Distributors under this Agreement.

     2.4 Seller shall promptly refer to Distributor Agent all inquiries for the Products originating in or for ultimate delivery to the Territory.

     2.5 The relationship between Seller and Distributors is solely that of seller and buyer. Distributors shall sell the Products for its own account and risk as an independent contractor. Nothing contained herein shall be construed or deemed to make the parties hereto joint ventures or partners or to constitute either party an agent or employee of the other. Neither party shall at any time make any representation, either in writing or orally. that it is an agent, partner or joint venture with the other. Neither party shall have the right, power or authority to assume or create any obligation, express or implied, on behalf of the other.

     2.6 Each of Seller and Distributors hereby represent and warrant to the other that: (i) the most recent financial, background and product information previously furnished to the other is true, correct and complete in all material respects; (ii) it is a duly organized and validly existing corporation under the laws of its domiciliary jurisdiction; (iii) it has full power and authority to execute and deliver this Agreement and to perform and observe the provisions of this Agreement; (iv) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and do not in any way contravene any law, obligation or restriction binding on or affecting it or any of its property; (v) no authorization or approval (including export licenses and exchange control approval) or other action by, and no notice to or filing with, any governmental authority or regulatory body, except as referenced herein. is required for the due execution, delivery and performance of this Agreement; and (vi) this Agreement has been duly executed and delivered and is a legal, valid and binding obligation enforceable against it in accordance with its terms.

ARTICLE 3. PURCHASE AND SALE; PRICE; PAYMENT; INSPECTION; DELIVERY
------------------------------------------------------------------

     3.1 The sale and purchase of the Products hereunder shall be based on the terms and conditions set forth herein and in the applicable Purchase Order, provided that if any discrepancy should occur between the terms and conditions of this Agreement and those set out in the printed portion of the Purchase Order, this Agreement shall prevail. An Individual Contract for the Products shall be deemed to have been made when Distributor Agent receives Seller's acceptance of the Purchase Order, such acceptance being indicated by Seller's countersignature on the Purchase order, Seller's issuance of a sales confirmation or similar document, Seller's delivery of the products or the like, provided that if any terms in such sales confirmation or similar document conflict with, or supplement, the terms of this Agreement or the Purchase Order, such conflicting or supplemental terms shall be deemed null and void and the provisions of this Agreement and/or the Purchase Order shall govern. In any case, Seller shall respond to each Purchase Order within fifteen (15) days after its receipt by Seller, and failure by Seller to so respond shall be deemed acceptance by Seller. Seller shall endeavor to timely fill all Purchase Orders.

     3.2 For the purpose of securing orderly shipments, Distributor Agent shall submit to seller a rolling four-quarter forecast of orders for Equipment purchases at the beginning of each quarter, of which Distributors, subject to
Article 8.2, agree to purchase as a binding commitment the quantity forecast for the first two quarters of each such forecast. Distributor Agent shall submit the sales forecast for the first Sales Year on or about the Investment Date.

     3.3 The price and payment terms for the Products set forth in each Individual Contract shall be in accordance with Exhibit B annexed hereto. The parties may amend such prices by mutual agreement in writing, to enable both parties to realize fair profits on their sales by taking into consideration the normal practices of the trade, if any, and competitive circumstances existing from time to time, including, in the event Distributor succeeds in obtaining MHW medical insurance reimbursement points for the Products. Beginning with the second Sales Year, Seller may make unilateral adjustments to Product prices consistent with the U.S. Consumer Price Index, provided, the Product price shall not increase by more than five (5) percent during any one Sales Year.

     3.4 Distributors shall have, upon Seller's consent, which consent shall not be unreasonably withheld, the right to inspect the Products at the place of manufacture prior to packing thereof. Seller shall timely notify Distributor Agent of the production schedules for the Products and of the readiness of Products for packing. Inspection shall be at Distributors' expense. Inspection of any products by Distributors shall not constitute acceptance thereof nor shall it constitute a waiver of any claim or right which Distributors or Purchasers may have with respect thereto.

     3.5 Seller shall deliver and Distributor Agent shall take delivery of the Products at the Delivery Point. Seller shall pack the Products to withstand normal international transportation, exposure and handling. Upon such delivery, title to the Products shall pass to Distributors.

ARTICLE 4. PRODUCT MODIFICATIONS; NEW PRODUCTS
----------------------------------------------

     4.1 Seller shall notify Distributor Agent sufficiently in advance of any planned modification in the design or specifications or of any withdrawal of any Products, taking into account, among other factors (i) the time necessary to obtain any Japanese governmental permits, licenses, and approvals, including new or additional MHW Product Approvals. and (ii) the time necessary to publicly announce and inform End-Customers of the Product withdrawal or modification.

     4.2 Any new products (and components thereof) developed or handled by Seller in the future which are similar to or competitive with the Products shall be included in the term "Products'' and shall be subject to the terms and conditions of this Agreement, except for (i) the price therefor, and (ii) the Minimum Purchase Targets, both of which shall be mutually agreed, to enable both parties to realize fair profits on their sates by taking into consideration the normal practices of the trade if any competitive circumstances existing from time to time, and whether Distributor must obtain MHW Product Approval.

     4.3 Seller shall make commercially reasonable efforts to notify Distributor Agent of any new products which are not similar or competitive with the Products.

ARTICLE 5. SUB-DISTRIBUTORS
---------------------------

     Seller authorizes, and Distributor agrees to, the prompt appointment of the following entity as Distributor's sub-distributor within the Territory: AIoka Company, Ltd. ("Sub-Distributor"), 6-22-1 Mure Mitaka-shi Tokyo 181. Japan. Such appointment shall not take place until after the investment, as defined in
Article 2.1, has been met. Distributor shall not, without the Seller's prior written consent, which Seller may withhold in its sole and absolute discretion, appoint any other sub-distributor. Distributor shall cause Sub-Distributor to be bound by and comply with the relevant Articles contained herein, and any breach by Sub-Distributor of those Articles shall be deemed to be a breach by Distributor.

ARTICLE 6. PATENTS TRADEMARKS AND TRADENAMES
--------------------------------------------

     6.1 Seller warrants and represents that to the best of its knowledge, it is the rightful and legal owner of all rights, title, and interest to any and all Marks used in connection with the manufacture sale and promotion of the Products.

     6.2 Seller hereby grants to Distributors and to Sub-Distributor the sole and exclusive right and license to use all Marks in connection with the promotion, sale and distribution of the products in the Territory.

     6.3 If Seller adopts any other trademarks, tradenames and the like in connection with the Products in the future, Seller shall notify Distributor Agent immediately thereof and same shall be included in the term ''Marks''.

     6.4 At Seller's sole expense, Seller shall duly register and keep effective in the Territory the Marks and shall take all commercially reasonable steps to duly protect the Marks.

     6.5 Seller shall take all commercially reasonable steps to ensure that the Products are marked labeled and packaged in accordance with this Agreement and in accordance with all applicable laws, rules and regulations in the Territory. Distributor shall take all commercially reasonable steps to ensure that the Products are advertised, distributed and sold in accordance with this Agreement and in accordance with all applicable laws, rules and regulations in the Territory.

     6.6 Distributor agrees to promptly report complaints from End-Customers regarding performance of the Products.

ARTICLE 7. MHW PRODUCT APPROVAL; APPROVAL TRANSFER
--------------------------------------------------

     7.1 Distributor shall use its best efforts to obtain in the Distributor's name, (I) "me too" MHW Product Approval, and (ii) any other Japanese governmental permits, licenses and approvals, within twelve months of the "me too" MHW Product Approval application filing date, provided that if such are not achieved within eighteen (18) months from the Investment Date, this Agreement may terminate at Seller's option subject to the following: In the event the MHW does not permit classification of the Products under the "me too" MHW Product Approval category through no fault of Distributor, Distributor shall upon mutual agreement, apply for "new medical product" MHW Product Approval.

     7.2 Upon mutual agreement of the parties, Distributor shall use its best efforts to obtain in the Distributor's and/or Sub-Distributor's name (i) the "new medical product" MHW Product Approval and (ii) thereafter, MHW medical insurance "reimbursement points'' for the Products. Seller shall provide Distributors free of charge up to one hundred (100) pieces of Electrodes per applicable organ for any clinical trials of the Product.

     7.3 Immediately following the Agreement effective date, Seller shall provide to Distributor free of charge (i) [***] Generators, (ii) a reasonable quantity of Electrodes, and (c) any product documentation, including Product specifications, drawings, and data as required by the MHW or any other authorizing governmental agency. Seller shall provide to Distributor free of charge a reasonably sufficient quantity of future Products for Distributors to complete the MHW Product Approval application process.

     7.4 Distributor shall provide Seller with a copy of such MHW Product Approval application fifteen (15) days prior to its submission to the MHW, and shall keep Seller promptly informed of the progress of each such application. Distributor shall assume all costs and expenses incurred in connection with the MHW Product Approval application, including the conducting of Product clinical tests.

     7.5 In the event this Agreement is terminated pursuant to Article 13 herein, Distributor shall and when applicable, have Sub-Distributors promptly take all steps necessary to transfer to Seller all MHW Product Approvals as follows: (i) If termination is pursuant to Article 13.2 or Article 13.4 herein, and Distributor is the terminating party, or if termination is pursuant to
Article 13.1 or Article 13.3. Distributor shall at Seller's cost and expense transfer the MHW Product Approvals to seller; (ii) if termination is pursuant to
Article 13.2 or Article 13.4 herein, and Seller is the terminating party or termination is pursuant to Article 13.5 herein, Distributor shall at its own cost and expense transfer the MHW Product Approvals to Seller or Seller's designee. During any period in which transfer of the MHW Product Approval is pending, Distributor agrees, and where applicable, to have sub-Distributor agree, to the extent within its control and to the extent permitted by law, to take such actions to enable the Seller or Seller's designee to make full use of such MHW Product Approvals.

____________________
*** Material has been omitted pursuant to a request for confidential treatment, and such Material has been filed separately with the SEC.

ARTICLE 8. SALES PROMOTION; MINIMUM PURCHASE TARGET
---------------------------------------------------

     8.1 Distributor agrees to (i) use reasonable commercial efforts to promote the sate of the products and to serve customers in the Territory, and (ii) meet the Minimum Purchase Target for each Sales Year, provided, this latter undertaking shall not constitute a material obligation for purposes of Article
13.2 herein. Any quantity of Products purchased in excess of the Minimum Purchase Target for a given Sales Year shall be credited towards satisfying the Minimum Purchase Target for future Sales Years.

     8.2 In the event the total quantity of Products for which Purchase Order(s) have been issued during any Sales Year is less than the Minimum Purchase Target, Seller shall have, as its exclusive remedy, the option, upon ninety (90) days written notice to Distributor Agent, of (i) terminating this Agreement pursuant to Article 13.5 or (ii) converting the exclusive distributorship granted hereunder to a non-exclusive distributorship, at the exclusive option of Seller. Should Seller exercise either remedy, Distributor may, in its sole discretion and without penalty, withdraw the most recent rolling four-quarter forecast for orders submitted to the Seller pursuant to
Article 3.2., the effect of which shall be to make the purchase commitment thereunder null and void.

     8.3 Upon Seller's reasonable request, Distributors shall furnish Seller with reports relating to the sale of the Products which may include, but is not limited to, Product inventory, sales to End-Customers, and Generator placements. Each party shall furnish the other party with information which is necessary or helpful with respect to sales promotion of the Products.

     8.4 Upon the request of Distributors, Seller shall provide to Distributors free of charge within two weeks following MHW Product Approval (i) [***] Generators and [***] Electrodes for promotional use, and (ii) a reasonable number of catalogs, brochures and other promotional materials in the English language which may be useful to Distributors sales promotion of the Products. Seller reserves the right to review and approve all promotional materials developed by Distributor. For future Products, Seller agrees to discuss with Distributors the required quantity of samples and promotional materials necessary for Distributor to effectively engage in sales promotion of such Products.

     8.5 Distributor shall limit promotion of the Products to medical applications previously approved by the Seller. Should Distributor learn of the unapproved use or promotion of the Product by a Purchaser or End-Customer, Distributor shall inform such Purchaser or End-Customer of the approved uses for the Product and shall take all commercially reasonable steps to discourage such unapproved use.

ARTICLE 9. TECHNICAL ASSISTANCE
-------------------------------

     9.1 At no cost to Distributors, Seller shall provide Distributor with (i) such technical advice and information as may be deemed necessary for a full understanding of the Products and (ii) training for a reasonable period of time for a reasonable number of personnel dispatched by Distributor to Seller's facilities. The compensation, travel, hotel and other expenses for Distributor's personnel shall be for Distributor's account.

     9.2 Upon mutual agreement of the parties, Seller shall provide technical support (including the dispatch of Seller's qualified personnel) to ensure the proper installation, calibration and use of the Products and to provide advice, training and assistance to Distributors' and Purchasers' personnel and shall visit potential customers with Distributor to promote the sale and proper use of the Products. Seller shall provide such personnel at a rate to be mutually agreed.

     9.3 If requested by Distributors, Seller shall from time to time consider requests to improve or modify the Products in accordance with the requests of End-Customers in the Territory.

ARTICLE 1 0. WARRANTY
---------------------

     10.1 Seller hereby warrants to Distributors, Sub-Distributors, and to Purchasers that the Products shall (i) strictly conform to the Product specifications as provided by Seller and received by Distributor from time to time and all U.S. governmental regulations therefor, (ii) be free from defects in design, material and workmanship and (iii) be of merchantable quality and fit for the ordinary purposes for which the Products are used. This warranty shall survive any inspection, delivery, acceptance or payment by Distributors. Distributors shall have no obligation to provide any warranty to the Purchasers with respect to the Products, except that Distributor and Sub-Distributor shall pass on to End-Customers a copy of Seller's statement of warranty. Seller's liability under these warranties,

___________________
*** Material has been omitted pursuant to a request for confidential treatment, and such Material has been filed separately with the SEC.

subject to Article 11 , shall be limited to a refund of the End-Customer's purchase price or repair or replacement. In no event shall Seller be liable for the cost of procurement of substitute goods.

     10.2 Seller shall promptly repair or replace (i) any Generator which does not comply with Seller's warranty for a period of twelve (12) months from the date of delivery to Purchasers or eighteen (18) months from delivery to the Delivery Point, whichever is earlier, or (ii) any Electrode which does not comply with Seller's warranty for a period of twenty four (24) months from the date of delivery to Purchasers or until the date of the Electrode expiration date, whichever is earlier, provided, Seller warrants that the Electrodes shall have a minimum shelf-life of twenty-four (24) months, and provided further, that Seller shall endeavor to achieve a shelf-life of thirty-six (36) months for the Electrodes before commencement of the first Sales Year. and shall deliver to Distributors Electrodes with a manufacture date no more than ninety (90) days from the date of manufacture/sterilization date. Seller represents that it shall promptly and diligently comply with all its warranty obligations.

     10.3 A Product may only be returned with the prior written approval of the Seller, such approval not to be unreasonably withheld. Any such approval shall reference a return material authorization number issued by Seller. Repair and transportation costs for returned Products shall be for Seller's account, provided, if Seller determines that the returned Products were not defective, such costs shall be for Distributor's account.

     10.4 From the date hereof and until two (2) years after the termination of this Agreement, Seller shall maintain a general comprehensive product liability insurance policy in the amount of $2 (two) million per occurrence and $2 (two) million in the aggregate per year. Distributors and Sub-Distributor shall be named as additional insureds. Within sixty (60) days from the date hereof, Seller shall send Distributor Agent a copy of such insurance policy. Such policy shall provide that Distributors and Sub-Distributor must be notified at least sixty (60) days prior to such policy's expiration, termination or modification.

ARTICLE 11. INDEMNITY
---------------------
     Seller shall indemnify and hold Distributors, Sub-Distributors, its parent, subsidiaries and affiliates and their directors, officers and employees ("Related Parties") harmless from any and all losses, obligations, liabilities, costs and expenses including, but not limited to, legal fees and out-of-pocket expenses arising out of or in connection with (i) any claim of a third party regarding any breach of warranty, or any product liability claims arising from the Products that are otherwise not covered by Seller's general comprehensive product liability insurance, and (ii) any claim of a third party with respect to the Products including, without limitation any claim of infringement of patent, trademark or tradename rights, provided that Distributors shall have promptly informed Seller thereof. In complying with the provisions of this Paragraph, Seller shall actively and at its own expense defend against any such claim. Notwithstanding the foregoing, Seller's obligations hereunder shall not extend to special or consequential damage claims of Distributors, Sub-Distributors, and Related Parties. Seller's obligations hereunder shall survive the expiration or termination of this Agreement.

ARTICLE 12. CONFIDENTIALITY
---------------------------
     During the term of this Agreement, and for a period of one (1) year following termination of this Agreement, Distributors agree to maintain such written information, or such oral information that is reduced to writing and delivered to Distributor within fifteen (15) days, which are disclosed to Distributors and clearly marked "confidential", with the same degree of care Distributors maintain there own such similar information. Distributor may disclose said information to those individuals or parties who are or who agree to be bound hereunder. It is further agreed that Distributors' obligations hereunder shall not pertain to information which (i) becomes generally available to the public through no act or omission by Distributors. (ii) is disclosed on a non-confidential basis to Distributors by a third party that appears entitled to disclose such information on a non-confidential basis, (c) is known to Distributors prior to its disclosure to Distributors, or (iii) is required to be disclosed pursuant to court order.

ARTICLE 13. TERM AND TERMINATION; COMPENSATION
----------------------------------------------

     13.1 This Agreement shall commence as of the date first above written and shall terminate at the end of three (3) Sales Years, except that, thereafter at Distributors' sole option, this Agreement may be renewed for two (2) additional Sates Years upon Distributors meeting the Minimum Purchase Targets, after which it shall terminate. If this renewal option becomes exercisable, and Distributors intend to renew the Term. Distributor Agent shall so notify Seller not less than ninety (90) days prior to the expiration of the Term. Seller and Distributors shall make best efforts to negotiate commercially reasonable terms with respect to the Product price and Minimum purchase Targets for the additional Sales Years, to enable both parties to realize fair profits on their sales by taking into consideration market conditions and the normal practices of the trade. If Seller and Distributor fail to agree to such terms within ninety (90) days of the start of such discussions, this Agreement shall terminate.

     13.2 This Agreement may be terminated by either party upon written notice to the other if the other party fails to fulfill its material obligations hereunder and such failure is not cured within sixty (60) days after its receipt of a written notice requesting a remedy thereof

     13.3 This Agreement may be terminated by Seller if there is a change in the control of the seller, such termination to be effective as of the Acquisition Closing Date, provided, in the event of such termination. (i) Seller shall compensate Distributors in accordance with Article 13.7 herein, (ii) seller (a) shall be obligated to deliver Electrodes and Generators to Distributors sufficient, considering Distributors current inventory to allow Distributor to satisfy End-Customer orders placed by Distributor's existing End-Customers prior to the Acquisition Closing Date, (b) shall be obligated to deliver Generators to Distributors sufficient, considering Distributors current inventory, to satisfy End-Customer orders placed within six (6) months after the Acquisition Closing Date but which arise from quotations made prior to such date provided that Distributor Agent shall have provided Seller with a list of outstanding quotes as of the Acquisition Closing Date and further provided that Seller may. at Sellers sole option, fill such End-Customer orders directly, and
(c) shall be obligated to deliver Electrodes to Distributors sufficient, considering Distributor's current inventory, to satisfy Distributors existing End-Customers for orders placed within ninety (90) days after the Acquisition Closing Date, provided, the quantity of Electrodes ordered do not exceed the average monthly quantity of Electrodes ordered by Distributors End-Customers for the preceding twelve months, and provided further, that Seller may, at Sellers sole option, fill such End-Customer orders directly.

     13.4 This Agreement may be terminated by either party upon written notice if the other party becomes insolvent or any voluntary or involuntary petition in bankruptcy is filed by or against such party or a trustee is appointed with respect to any of the assets of such party or a liquidation proceeding is commenced by or against such party and such proceeding has not been terminated within ninety (90) days, or if such party discontinues its business.

     13.5 Seller may, in accordance with Article 8.2, terminate this Agreement if the total quantity of Products for which Purchase Order(s) have been issued is less than the Minimum Purchase Target for any Sales Year.

     13.6 Termination of this Agreement shall not relieve either party of its obligations incurred prior thereto, or any rights or obligations which by their terms survive or take effect upon termination. Regardless of the reasons for termination of this Agreement, all outstanding credits and liabilities under the warranty provisions hereof shall continue to remain in force.

     13.7 The parties agree that Distributors shall expend substantial efforts and costs to develop and maintain a market for the Products. Therefore, in the event of a termination pursuant to Article 13.3 herein, Seller shall compensate Distributors with cash payments in accordance with the following schedule, provided that for purposes of defining the compensation herein with respect to those periods beyond the Investment Date, if the Acquisition Closing Date occurs within twenty-one (21) days of execution of a definitive agreement regarding the acquisition ("agreement date"), the Cash Amount shall be computed as if the Termination Date is the agreement date:

--------------------------------------------------------------------------------
Termination Date                                               Cash Amount
--------------------------------------------------------------------------------
In-Country Caretaker Period                                    US$ [***]
--------------------------------------------------------------------------------
Investment Date -- Day before date of MHW ProductApproval      US$ [***]
--------------------------------------------------------------------------------
Date of MHW Product Approval -- Day before 1st sales Year      US$ [***]
--------------------------------------------------------------------------------
During 1st sales Year                                          US$ [***]
--------------------------------------------------------------------------------
___________________
*** Material has been omitted pursuant to a request for confidential treatment, and such Material has been filed separately with the SEC.

--------------------------------------------------------------------------------
During 2nd sales Year                                          US$ [***]
--------------------------------------------------------------------------------
During 3rd sales Year                                          US$ [***]
--------------------------------------------------------------------------------

Seller shall promptly deliver all amounts payable pursuant to this provision by wire transfer to Distributor or Distributor Agent, as specified by Distributor, no later than the Acquisition Closing Date.

     13.8 Upon termination of this Agreement. Seller shall have the following additional obligations with respect to repurchase of Product inventory held by Distributors or Sub-Distributor: (i) If the termination arises from Article 13.2 or Article 13.4 herein, and the Distributors are the terminating party, or termination arises from Article 13.3 herein, Seller shall, upon Distributors' request. promptly repurchase at Seller risk and expense and at the original invoice price that portion of the Product inventory which has at least twelve
(12) months until the Product expiration date and which was not damaged while in the care of Distributor; (ii) if the termination arises from Article 13.2 or
Article 13.4 herein, and the Seller is the terminating party, or termination arises from Article 13.1 or Article 13.5 herein, Seller may, but shall not be obligated to, repurchase the Product inventory.

ARTICLE 14. FORCE MAJEURE
-------------------------
     Neither party shall be responsible to the other party for nonperformance or delay in performance under this Agreement and/or any Individual Contract due to acts of God, civil commotion, war, riots, strikes, lockouts, severe weather, fires, explosions, governmental actions or other similar causes beyond the control of such party, provided that the party so affected shall promptly give notice thereof to the other party and shall continue to take all action reasonably within its power to comply herewith as fully as possible. In any event the time for performance hereunder shall only be extended for the duration of the delay.

ARTICLE 15. GENERAL PROVISIONS
------------------------------

     15.1 This Agreement constitutes a contract and, except as provided herein, is not assignable by either party in whole or in part without the prior written consent of the other party, and any attempted assignment or participation without such approval shall be null and void. Except as provided herein any such assignment without the written consent of the other party shall be void. Seller may assign this Agreement, subject to the existing terms and conditions, to an individual or entity that acquires controlling interest in Seller, provided, this Agreement has not been terminated pursuant to Article 13.3.

     15.2 Any notice made in relation to this Agreement or performance thereunder shall be in writing and delivered by hand or sent by prepaid certified mail, return receipt requested, telefax (with a copy by certified mail) to the following addresses:

     If to Distributors:     Nissho lwai American Corporation
                             44 Montgomery Street, Suite 2150
                             san Francisco. California 94104-4375
                             Attn: Takehito Jimbo
                             Telefax No.: (415) 788-6959

     If to Seller:           RITA Medical Systems, Inc.
                             967 North Shoreline Boulevard
                             Mountain View, California 94043
                             Attn: Mr. Barry Cheskin, President
                             Telefax No.: (415) 390-8505

or such other address as the intended recipient previously shall have designated in writing. All notices hereunder shall be deemed to be made upon receipt. Rejection or other refusal to accept or the inability to deliver because of change of address of which no notice was given shall be deemed to be receipt of the notice sent.

     15.3 This Agreement shall be governed by the laws of the State of California without reference
_______________________________________________________________________________

*** Material has been omitted pursuant to a request for confidential treatment, and such Material has been filed separately with the SEC.

*** Material has been omitted pursuant to a request for confidential treatment, and such Material has been filed separately with the SEC.

such State's conflicts of law rules. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be finally settled as follows: If action is brought by seller arbitration shall be conducted in Tokyo. Japan in accordance with the rules then in effect of the Japan Commercial Arbitration Association by a mutually agreeable number of arbitrators appointed in accordance with such rules; if action is brought by Distributors, arbitration shall be conducted in San Francisco, California in accordance with the rules then in effect of the American Arbitration Association. The arbitrators shall follow the law governing this Agreement. Judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, either party may, (i) file suit in any court of competent jurisdiction to seek equitable relief and/or to enforce an arbitration award and/or (ii) implead the other in any action, suit or proceeding wherein the impleading party has been made a party by any third party in respect to any claim for which the impleaded party is or may be liable to the impleading party.

     15.4 The provisions of this Agreement shall be deemed to be severable, and the invalidity of any provision of this Agreement shall not affect the validity of the remaining provisions of this Agreement.

     15.5 The failure of either party hereto to enforce at any time any of the provisions hereof shall not be construed to be a waiver of such provisions or of the right of such party thereafter to enforce any such provisions.

     15.6 The paragraph headings herein are for ease of reference only and are not to be utilized in construing or interpreting this Agreement.

     15.7  The prevailing party in an arbitration or lawsuit pursuant to Article
15.3 shall be reimbursed by the other party for all expenses, including, without limitation, reasonable attorneys' fees and other legal expenses, incurred or paid by it in exercising or protecting its interests, rights or remedies under this Agreement, plus interest thereon at the highest rate permitted by applicable law.

     15.8 No provision of this Agreement shall be construed against or interpreted to the disadvantage of either party hereto by any court or governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     15.9 Notwithstanding anything herein to the contrary, it is intended that Articles 3, 7, 10, 11, 12, 13, and 15 shall survive the termination or expiration for any reason of this Agreement.

     15.10 All references to dates herein shall mean United States Pacific Standard Time.

     15.11 This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior discussions, agreements and understandings between the parties with respect to the subject matter of this Agreement. No amendment or modification or this Agreement shall be binding on the parties unless made in writing expressly referring to this Agreement and signed by and authorized representative of each party.

     lN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                            RITA MEDICAL SYSTEMS, INC.

                            /s/: Barry Cheskin
                            ------------------
                            Barry Cheskin
                            President and CEO


                            NISSHO IWAI CORPORATION

                            /s/: Ryuichi Kumagai
                            --------------------
                            Ryuichi Kumagai
                            General Manager
                            Medical & Electronics Systems Dept.


                            NISSHO IWAI AMERICAN  CORPORATION

                            /s/:Soichi Hirayama
                            -------------------
                            Soichi Hirayama
                            General Manager and Vice President

                                   EXHIBIT A
                                   ---------

                  DESCRIPTION OF THE PRODUCTS; SPECIFICATIONS
                  -------------------------------------------

                                   Generators
                                   ----------

------------------------------------------------------------------------------
            Model Number                              Part Number
------------------------------------------------------------------------------
          RITA Model 500L                             700-1 00891
------------------------------------------------------------------------------



                                  Electrodes
                                  ----------

------------------------------------------------------------------------------
      Model Number               Part Number               Description
------------------------------------------------------------------------------
     RITA Model 30             700-1 00852/890             4 array, 3cm
------------------------------------------------------------------------------
     RITA Model 30             700-1 00766/952             3 array, 2cm
------------------------------------------------------------------------------
     RITA Model 20             700-1 00767/951             2 array, 2cm
------------------------------------------------------------------------------

                                   EXHIBIT B
                                   ---------


                                PRICE SCHEDULE
                                --------------

-----------------------------------------------------------------------------
Product         Sales Year One      Sales Year Two      Sales Year Three
-----------------------------------------------------------------------------
Generators      $[***]/unit         $[***]/unit         $[***]/unit
-----------------------------------------------------------------------------
Electrodes      $[***]/unit         $[***]/unit         $[***]/unit
-----------------------------------------------------------------------------
Note: prices are U.S. Dollar. F.0.B. Delivery Point

                            MINIMUM PURCHASE TARGET
                            -----------------------

     ------------------------------------------------------------------------
     Product       Sales Year One     Sales Year Two     Sales Year Three
     ------------------------------------------------------------------------
     Generators         [***]              [***]              [***]
     ------------------------------------------------------------------------
     Electrodes         [***]              [***]              [***]
     ------------------------------------------------------------------------

                                 PAYMENT TERMS
                                 -------------

        Net sixty (60) days from date of delivery to Distributor Agent



_____________________________
*** Material has been omitted pursuant to a request for confidential treatment, and such Material has been filed separately with the SEC.

                                   EXHIBIT C
                                   ---------

                           DESCRIPTION OF THE MARKS
                           ------------------------


                               JAPANESE PATENTS

-----------------------------------------------------------------------------------------------------------------------
Japanese Patent    RITA                                            PCT Application       Filing
Application No.    Reference No.   Title                           No.                   Date          Status
-----------------------------------------------------------------------------------------------------------------------
9-509498           13724-768       Method and Apparatus for        PCT/US96/13285        08/15/96      Pending
                                   Ablation of a Selected Mass
-----------------------------------------------------------------------------------------------------------------------
9-509547           13724-770       Method and Apparatus for        PCT/US96/13409        08/15/96      Pending
                                   Ablation of a Selected Mass
-----------------------------------------------------------------------------------------------------------------------
9-509548           13724-766       Method and Apparatus for        PCT/US96/13411        08/15/96      Pending
                                   Ablation of a Selected Mass
-----------------------------------------------------------------------------------------------------------------------
9-509503           13724-764       Method and Apparatus for        PCT/US96/13300        08/15/96      Pending
                                   Ablation of a Selected Mass
-----------------------------------------------------------------------------------------------------------------------
n/a                13724-775       Multiple Electrode Ablation     PCT/US95/10242        08/11/95      Pending
                                   Apparatus
-----------------------------------------------------------------------------------------------------------------------



                              JAPANESE TRADEMARKS

------------------------------------------------------------------------------
  Country   Mark    Class   Filing Date    Filing No.   Status    Locator
------------------------------------------------------------------------------
   Japan    RITA     10      12/18/96       8-141791    Filed   13724-TM2002
------------------------------------------------------------------------------

                                LICENSED PATENTS

-------------------------------------------------------------------------------------------------------------------------
U.S. Patent
Serial No.     Entitled                                Date Issued              Expiration Date          Licensor
-------------------------------------------------------------------------------------------------------------------------
               Medical Probe Device and Method
 5,366,490                                             November 22, 1994        November 22, 2011        VidaMed, Inc.
-------------------------------------------------------------------------------------------------------------------------
               Medical Probe Device and Method
 5,370,675                                             December 6, 1994         December 6, 2011         VidaMed, Inc.
-------------------------------------------------------------------------------------------------------------------------
               BPH Ablation Method and
 5,385,544     Apparatus                               January 31, 1995         January 31, 2012         VidaMed, Inc.
-------------------------------------------------------------------------------------------------------------------------
               Steerable Medical Probe with
 5,409,453     Stylets                                 April 25, 1995           April 25, 2012           VidaMed, Inc.
-------------------------------------------------------------------------------------------------------------------------
 5,421,819     Medical Probe Device                    June 6, 1995             June 6, 2012             VidaMed, Inc.
-------------------------------------------------------------------------------------------------------------------------
               Medical Probe Device with Optical
 5,435,805     Viewing Capability                      July 25, 1995            July 25, 2012            VidaMed, Inc.
-------------------------------------------------------------------------------------------------------------------------
               Medical Probe with Biopsy
 5,470,308     Stylet                                  November 28, 1995        November 28, 2012        VidaMed, Inc.
-------------------------------------------------------------------------------------------------------------------------
               Medical Ablation Apparatus
 5,470,309     Utilizing a Heated Stylet               November 28, 1995        November 28, 2012        VidaMed, Inc.
-------------------------------------------------------------------------------------------------------------------------
 5,484,400     Dual Channel RF Delivery System         January 16, 1996         January 16, 2013         VidaMed, Inc.
-------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------
European
PCT Serial No.       Entitled                                                   Licensor
--------------------------------------------------------------------------------------------------
WO 95/17132          Medical Probe Apparatus with Laser and/or Microwave        VidaMed, Inc.
--------------------------------------------------------------------------------------------------
                     Medical Probe Apparatus with Enhanced RF, Resistance
WO 95/18575          Heating, and Microwave Ablation Capabilities               VidaMed, Inc.
--------------------------------------------------------------------------------------------------

                                 U.S. PATENTS


-------------------------------------------------------------------------------------------------------------------
                                                                      Serial #/       Filing Date/
RITA #         Title                                                  Patent #        Issue Date      Status
-------------------------------------------------------------------------------------------------------------------
                                                                      08/148,441      11/08/93
1002           Medical Probe Device and Method                        5,486,161       1/23/96         Issued
-------------------------------------------------------------------------------------------------------------------
               Device for Treating Cancer and                         08/148,439      11/08/93
1003           Non-Malignant Tumors and Methods                       5,458,597       10/17/95        Issued
-------------------------------------------------------------------------------------------------------------------
               Device for Treating Cancer and                         08/208,676      03/11/94
1004           Non-Malignant Tumors and Methods                       5,472,441       12/05/95        Issued
-------------------------------------------------------------------------------------------------------------------
                                                                      08/291,424      08/16/94
1008           Coiled RF Electrode Treatment Apparatus                5,507,743       04/16/96        Issued
-------------------------------------------------------------------------------------------------------------------
                                                                      08/295,166      08/24/94
1011           RF Treatment Apparatus                                 5,599,345       02/04/97        Issued
-------------------------------------------------------------------------------------------------------------------
                                                                      08/290,031      08/12/94
1012           Multiple Electrode Ablation Apparatus                  5,536,267       07/16/94        Issued
-------------------------------------------------------------------------------------------------------------------
                                                                      08/295,200      08/24/94
1018           RF Treatment System                                    5,599,346       02/04/97        Issued
-------------------------------------------------------------------------------------------------------------------
                                                                      08/515,379      08/15/95
1039           Multiple Antenna Ablation Apparatus and Method         5,683,384       11/04/97        Issued
-------------------------------------------------------------------------------------------------------------------
                                                                      08/576,436      12/19/95
1039CIP5       Multiple Antenna Ablation Apparatus and Method         5,672,173       09/30/97        Issued
-------------------------------------------------------------------------------------------------------------------
                                                                      08/585,532      01/10/96
1039CIP6       Multiple Antenna Ablation Apparatus and Method         5,672,174       9/30/97         Issued
-------------------------------------------------------------------------------------------------------------------
               Multiple Antenna Ablation Apparatus with
1039CIP1       Multiple Sensor Feedback                               08/575,208      12/19/95         Allowed
-------------------------------------------------------------------------------------------------------------------
[***]          [***]                                                  [***]           [***]            [***]
-------------------------------------------------------------------------------------------------------------------
               Multiple Antenna Ablation Apparatus and                                                 Indication
1039CIP3       Method Sensor Feedback                                 08/577,208      12/22/95         Allowed
-------------------------------------------------------------------------------------------------------------------
1039CIP4       Multiple Antenna Ablation Apparatus and Method         08/574,618      12/19/95         Allowed
-------------------------------------------------------------------------------------------------------------------
1039CIP8       Multiple Antenna Ablation Apparatus and Method         08/605,323      02/14/96         Allowed
-------------------------------------------------------------------------------------------------------------------
               Multiple Antenna Ablation Apparatus and
1039CIP9       Method with Cooling Element                            08/616,928      03/15/96         Allowed
-------------------------------------------------------------------------------------------------------------------

*** Material has been omitted pursuant to a request for confidential treatment, and such Material has been filed separately with the SEC.

                                U.S. TRADEMARKS


---------------------------------------------------------------------------------------------------------------------------
                                                                 Application
          Trademark           Classes         Filing Date            No.         Status          Case Number
---------------------------------------------------------------------------------------------------------------------------
RITA                           10,42           06/19/96         75/122,091     Published        13724-TM1001
---------------------------------------------------------------------------------------------------------------------------
RITA                           10,42           11/20/96         75/202,020     Published        13724-TM1013
---------------------------------------------------------------------------------------------------------------------------
RITA MEDICAL SYSTEMS            10             09/09/96         75/163,081      Allowed         13724-TM1012
---------------------------------------------------------------------------------------------------------------------------